                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: January 19, 2000

                             NETWORK SOLUTIONS, INC.

             (Exact name of registrant as specified in its charter)

          Delaware                      0-22967                 52-1146119

       (State or other             (Commission File           I.R.S. Employer
Jurisdiction of Incorporation           Number)           Identification Number)

            505 Huntmar Park Drive, Herndon, Virginia              20170

            (Address of principal executive offices)             (Zip Code)

       Registrant's telephone number, including area code:    (703) 742-0400

ITEM 5. OTHER EVENTS.

       On January 19, 2000, the Company announced that its Registrar business added more than 5 million net new domain names in 1999, up 164 percent over the 1998 total of 1.9 million net new domain names. The Company's cumulative total of domain name registrations at the end of 1999 is 8.1 million, In 1999, the Company's Registry gained an additional 890,000 domain names from non-Company registrars. As of January 28, 2000, 27 registrars including the Company's Registrar, are operational and registering domain names in .com, .net and .org.

       A copy of the Company's press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

       Statements in this report and the Company's press release attached hereto other than historical data and information constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, increased competition, including price competition, in the domain name registration business, customer acceptance of new products and services offered by the Company in addition to or as enhancements of its registration services, risks associated with the Company's international business, potential volatility in the Company's stock price, uncertainty of Internet privatization, uncertainty of future revenue and profitability and fluctuations in its quarterly operating results. More information about potential factors that could affect the Company's business and financial results is included in the Company's filings with the Securities and Exchange Commission, especially in the Company's Registration Statement on Form S-3 filed on December 22, 1999, as amended, Annual Report on Form 10-K for the year ended December 31, 1998, and Quarterly Reports on Form 10-Q for the periods ended March 31, 1999, June 30, 1999, and September 30, 1999, which are on file with the Securities and Exchange Commission (http://www.sec.gov).

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

99.1   Text of Press Release dated January 19, 2000

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          NETWORK SOLUTIONS, INC.

Date:  January 31, 2000                   By: /s/ Jonathan W. Emery
                                              ---------------------
                                          Jonathan W. Emery
                                          Senior Vice President, General
                                          Counsel and Secretary

                             NETWORK SOLUTIONS, INC.

                                INDEX TO EXHIBITS

Exhibit                            Description
-------                            -----------

99.1                 Text of Press Release dated January 19, 2000